DEBENTURES AND SERIES A PREFERRED STOCK

MODIFICATION AGREEMENT

This DEBENTURES AND SERIES A PREFERRED STOCK MODIFICATION AGREEMENT (the “Modification”) dated effective as of June 30, 2012, is made by and between VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (the “Lender”) with a mailing address care of Vicis Capital, LLC, 445 Park Avenue, Suite 1901, New York, New York 10022, and NET TALK.COM, INC., a Florida corporation maintaining a mailing address at 1100 NW 163 Drive, Miami, Florida 33169 (the “Borrower”).

RECITALS

A.           Borrower executed and delivered to the Lender: (i) that certain 12% Senior Secured Debenture dated June 30, 2011 in the principal amount of $5,266,130, and (ii) that certain 12% Senior Secured Debenture dated August 8, 2011 in the principal amount of $2,000,000 (as may be further amended, restated, modified or supplemented and in effect from time to time, individually, a “12% Debenture” and collectively, the “12% Debentures”).

B.           Borrower executed and delivered to the Lender: (i) that certain 10% Senior Secured Debenture dated September 30, 2011 in the principal amount of $3,500,000, (ii) that certain 10% Senior Secured Debenture dated March 29, 2012 in the principal amount of $500,000, (iii) that certain 10% Senior Secured Debenture dated April 20, 2012 in the principal amount of $500,000, and (iv) that certain 10% Senior Secured Debenture dated May 28, 2012 in the principal amount of $550,000, of which $450,000 in principal was funded (as may be further amended, restated, modified or supplemented and in effect from time to time, individually, a “10% Debenture” and collectively, the “10% Debentures”; the 12% Debentures and the 10% Debentures are collectively referred to as the “Debentures”).

C.           Borrower has 10,000,000 shares of authorized Series A Convertible Preferred Stock, $.001 par value (“Series A Preferred Stock”), of which 500 shares of Series A Preferred Stock is issued to the Lender.

D.           The Maturity Date for each 10% Debentures was June 30, 2012, and the Maturity Date for each 12% Debenture and the Series A Preferred Stock is July 1, 2013. Borrower wishes to extend the Maturity Date for each of the Debentures and the Series A Preferred Stock, and although it is under no obligation to do so, the Lender has agreed to such an extension under the terms and conditions set forth below.

E.           NOW, THEREFORE, in consideration of the execution and delivery of this Modification and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.          Recitals. Each of the statements, representations and other information contained in the above recitals is expressly incorporated herein and is represented by Borrower and Lender to be true and correct.

2.          Maturity Date for 10% Debenture. Each 10% Debenture is hereby amended and modified to change all references to the Maturity Date from June 30, 2012 to December 31, 2013. All references in each 10% Debenture to payment of interest on the Maturity Date shall be deemed to be the Maturity Date as modified by this Modification.

3.          Maturity Date for 12% Debenture. Each 12% Debenture is hereby amended and modified to change all references to the Maturity Date from July 1, 2013 to December 31, 2013. All references in each 12% Debenture to payment of interest on the Maturity Date shall be deemed to be the Maturity Date as modified by this Modification.

4.          Maturity Date for Series A Preferred Stock. The Lender hereby consents to the Company filing the Sixth Amendment to the Articles of Incorporation attached hereto as Exhibit A, which amends and modifies designations for the Series A Preferred Stock to (i) change the Maturity Date from July 1, 2013 to December 31, 2013 and (ii) to change the date that dividends are due and payable to the Maturity Date, as modified by this Modification.

5.          Continuing Obligations. Borrower hereby agrees and acknowledges that: (a) nothing herein invalidates or shall impair or release any covenants, conditions, agreements or stipulations in the Debentures or Series A Preferred Stock, except as such is modified herein, and the same shall continue in full force and effect; (b) nothing herein affects, invalidates, impairs or releases it from its obligations to repay the Debentures or pay on the Series A Preferred Stock; and (c) nothing herein shall be deemed a waiver by the Lender of any rights it may have against any party with respect to any other documents ancillary to the Debentures or Series A Preferred Stock.

6.          Reaffirmation. Except as modified hereby, all of the terms, covenants, and conditions of the Debentures and Series A Preferred Stock are ratified, reaffirmed, and confirmed and shall continue in full force and effect. Any security interest held by the Lender in connection with the Debentures shall continue to secure payment of the Debentures. Should any term or provision of the Debentures or Series A Preferred Stock, or any other documents ancillary to the Debentures or Series A Preferred Stock, conflict with the terms or provisions contained in this Modification, the terms and provisions of this Modification shall be controlling. This Modification is not intended to be, nor shall it be construed to be, a novation or an accord and satisfaction of any other obligation or liability of Borrower to the Lender.

7.          Release. As a material part of the consideration for the Lender entering into this Modification, Borrower agrees as follows (the “Release Provision”):

7.1          Borrower hereby releases and forever discharges the Lender and the Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against any of Lender Group.

7.2          Borrower acknowledges, warrants, and represents to Lender Group that:

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7.2.1 Borrower has read and understands the effect of the Release Provision. Borrower has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Borrower has read and considered the Release Provision and advised Borrower to execute the same. Before execution of this Modification, Borrower has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

7.2.2 Borrower is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Borrower acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

7.2.3 Borrower has executed this Modification and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

7.2.4 Borrower is the sole owner of the claims released by the Release Provision, and Borrower has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

7.3          If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

8.          Counterparts. This Modification may be executed in any number of counterparts and by the undersigned on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Modification shall be deemed to have been executed and delivered on the Effective Date. This Modification may be transmitted and signed by facsimile or by portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties. The Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

9.          Severability; Waivers. If any part of this Modification is not enforceable, the rest of the Modification may be enforced. The Lender retains all rights, even if it makes a loan after default. If the Lender waives a default, it may enforce a later default. Any consent or waiver under this Modification must be in writing.

10.         Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Modification.

11.         FINAL AGREEMENT. This written Modification represents the final agreement between and among the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements between or among the parties. There are no unwritten oral agreements between or among the parties.

[Signatures follow on next page]

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[Signatures to Debentures and Series A Preferred Stock Modification Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered as of the day and year first above written.

“Borrower”

NET TALK.COM, INC., a Florida corporation

By: /s/ Anastasios Kyriakides
Name: Anastasios Kyriakides
Its: Chief Executive Officer

“Lender”

VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands

By: Vicis Capital, LLC, its Investment Manager

By: /s/ Keith Hughes
Keith Hughes
Its: Chief Financial Officer

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